UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐  Preliminary Proxy Statement

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☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Invesco QQQ TrustSM, Series 1

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VOTE NOW! - Lower QQQ’s Fee by 10% Don’t Miss Out! Join Fellow Shareholders and Vote QQQ! We are pleased to report we have seen strong shareholder participation and momentum in the proposals for the Special Shareholder Meeting for Invesco QQQ Trust, Series 1 (the Meeting), and votes cast are overwhelmingly in favor of the proposals. We are getting close to the needed vote totals, but to allow for additional time to get the vote, the Meeting has been adjourned until December 5, 2025 at 9:00 a.m. Central Time. This adjournment is typical for proposals like this, and your vote can help get these beneficial proposals across the finish line. Regardless of the number of shares you own, please Vote! Mailings and calls will STOP once you vote! Proxy vote explained with Brian Hartigan, Global Head of ETFs at Invesco Scan QR Code to See Video Help us shape the future of Invesco QQQ! Brian Hartigan, the Global Head of ETFs at Invesco, breaks down the current proxy proposals, what it means for shareholders, and how you can vote. Link to video: www.invesco.com/qqq-etf/en/proxy-vote-information.html The Sooner the Vote Passes, the Sooner Your QQQ Annual Fee Decreases All proxy materials can be found at: https://proxyvotinginfo.com/p/qqq What are the BENEFITS to you? Lower costs: Enjoy a reduced expense ratio – dropping from 0.20% to 0.18%. Greater transparency: Oversight by a majority independent Board. No tax surprises: This change will not trigger any tax consequences for you. What stays the SAME? Same Index: QQQ will continue to track the Nasdaq-100® Index. Same Team: Managed by the same experienced team you trust. How can I vote my shares? 1) Vote by Mail 2) Vote by Internet or Touch Tone Phone 3) If you have any questions or need help voting, please call Invesco’s proxy solicitor, Sodali & Co. Fund Solutions, toll-free at 1-800-886-4839. Hours of Operation: Monday – Friday: 10:00 am to 11:00 pm ET Saturday: 12:00 pm to 5:00 pm ET Please Vote Now! QQQ ADJ1 S19597